As filed with the Securities and Exchange Commission on April 30, 2008

Registration no. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM S-3

______________

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

______________

JESUP & LAMONT, INC.

(Exact name of Registrant as specified in its charter)

______________

FLORIDA	59-3627212
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

2170 West State Road 434, Suite 100

Longwood, Florida 32779

(Address, including zip code, and telephone number, including area code, of Registrant’s executive offices)

DONALD A. WOJNOWSKI, JR

Chief Executive Officer

2170 West State Road 434, Suite 100

Longwood, Florida 32779

(800) 569-3337

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen A. Zelnick, Esq.

Morse, Zelnick, Rose & Lander, LLP

405 Park Avenue

New York, New York 10022

(212) 838-8040

(212) 838-9190 (Facsimile)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If the only securities being registered on this Form are to be offered pursuant to dividend or reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

ii

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Shares of Common Stock, par value $.01 per share (3)	4,104,078	$0.88	$3,611,589.00	$141.93
Shares of Common Stock, par value $.01 per share, underlying warrants (1) (4)	811,359	$1.40	$1,135,903.00	$44.64
Shares of Common Stock, par value $.01 per share, underlying warrants (1) (3) (4)	2,481,360	$0.88	$2,183,597.00	$85.81
Shares of Common Stock, par value $.01 per share, underlying warrants (1) (4)	15,384	$4.50	$69,228.00	$2.72
Total Registration Fee				$275.10

(1) Pursuant to Rule 457(g) of the Securities Act of 1933, the proposed maximum offering price is based upon the higher of the price at which the warrants or options may be exercised and the price of shares of Common Stock as determined in accordance with Rule 457(c).

(2) Estimated solely for purposes of determining the registration fee pursuant to Rule 457 under the Securities Act.

(3) Pursuant to Rule 457(c), the maximum offering price for the common stock is based upon the average of the high and low sales prices of the Common Stock on the American Stock Exchange on April 24, of $0.88.

(4) Pursuant to Rule 416 under the Securities Act, there are also being registered hereby such additional indeterminate number of shares as may become issuable pursuant to the antidilution provisions of the warrants or options.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

iii

PROSPECTUS

7,412,181 Shares of Common Stock

JESUP & LAMONT, INC.

The selling stockholders named in this prospectus are offering to sell up to an aggregate of 7,412,181 shares of our common stock, as follows:

2,434,077

Shares of common stock (including 811,359 shares of common stock issuable upon exercise of warrants) sold to third party accredited investors in August, 2007, in a $2,000,000 private placement of units, each unit consisting of two shares of common stock and one warrant, expiring August 19, 2012, to purchase one share of common stock at an exercise price of $1.40 per share

4,962,720

Shares of common stock (including 2,481,360 shares issuable upon conversion of Series G Convertible Preferred Stock and 2,481,360 shares issuable upon exercise of warrants) sold to third party accredited investors in March 2008 in a $2,000,000 private placement of 1,688 units, each unit consisting of one share of Series G Convertible Preferred Stock convertible into 1,470 shares and 1,470 warrants to purchase one share of common stock at an exercise price of $0.816 per share

15,384

Shares of common stock issuable upon exercise of warrants exercisable at an exercise price of $4.50 per share, held by two accredited institutional investors, Fort Mason Master, L.P. and Fort Mason Partners, L.P.

We will not receive any of the proceeds from the sale of these securities. The securities are being registered for resale by the selling stockholders.

The shares of our common stock covered by this prospectus are being registered for resale by the Selling Stockholders, from time to time in transactions (which may include block transactions) on the American Stock Exchange (or other markets on which shares of our common stock are then traded), in negotiated transactions, through put or call option transactions relating to the shares, through short sales of shares, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices. None of the Selling Stockholders has entered into agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares, but if shares are sold through broker-dealers, commissions will not exceed 8%. We will not receive any of the proceeds from the sale of these securities. However, we will receive a total of $3,229,920.36 if all the warrants underlying some of the shares being offered are exercised in full.

Shares of our common stock are traded on the American Stock Exchange under the symbol “JLI”. On May ##, 2008 the closing price of our common stock was $____ per share.

See “Risk Factors” beginning on Page 4 for the factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May __, 2008.

TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION	3
SUMMARY	4
RISK FACTORS	4
REPORTS TO SECURITY HOLDERS	11
INCORPORATION OF DOCUMENTS BY REFERENCE	11
FORWARD LOOKING STATEMENTS	12
USE OF PROCEEDS	12
SELLING STOCK HOLDERS	12
PLAN OF DISTRIBUTION	15
LEGAL MATTERS	17
EXPERTS	17

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational and reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance with that statute, have filed various reports, proxy statements and other information with the Securities and Exchange Commission. You may inspect these reports, proxy statements and other information at the public reference facilities of the Securities and Exchange Commission at its principal offices at 100 F Street, N.E. Washington, D.C. 20549, and at its regional offices located at 3 World Financial Center, New York, NY 10021. You can get copies of these reports and other information from these offices upon payment of the required fees. These reports and other information can also be accessed from the web site maintained by the Securities and Exchange Commission at http://www.sec.gov. The public may obtain information on operations of the public reference room by calling the Securities and Exchange Commission at (800) SEC-0330.

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission under the Securities Act with respect to the shares offered by this Prospectus. This Prospectus, which forms a part of the registration statement, provides information as to the shares and warrants covered by the filing. However, this Prospectus does not contain all of the information included in the registration statement and the accompanying exhibits. You can get copies of the registration statement and the accompanying exhibits from the Securities and Exchange Commission upon payment of the required fees or it may be inspected free of charge at the public reference facilities and regional offices referred to above.

You may rely only on the information contained in this Prospectus, including the documents incorporated in this Prospectus by reference. We have not authorized anyone to provide information that is different from that contained in this Prospectus. This Prospectus may only be used where it is legal to sell these securities. The information in this Prospectus may not be accurate after the date appearing on the cover.

SUMMARY

Overview

We provide a full range of brokerage and investment banking services, including corporate finance, asset management, market making and investment advisory services to individual investors, corporations, independent registered representatives, unaffiliated broker-dealers and institutional and wholesale customers in all 50 states and also in Europe, Asia and other locations.

The Offering

The shares of our common stock covered by this Prospectus are being registered for resale by the Selling Stockholders, from time to time in transactions (which may include block transactions) on the American Stock Exchange (or other markets on which shares of our common stock are then traded), in negotiated transactions, through put or call option transactions relating to the shares, through short sales of shares, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices. None of the Selling Stockholders has entered into agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares.

Selling Stockholders

The Selling Stockholders consist of one individual investor and five institutional investors who acquired their shares of common stock, or the warrants or convertible preferred stock underlying the shares of common stock offered hereby, in transactions with us, and two institutional investors who acquired warrants underlying the shares of common stock offered hereby in a private transaction with a third party institutional investor. The specific transactions in which these shares were acquired are detailed in the Selling Stockholders section later in this Prospectus. Jesup & Lamont, Inc. (known previously as Empire Financial Holding Company and referred to in this prospectus as “Jesup” or the “Company”) will receive none of the proceeds from the sale of shares by the Selling Stockholders. However, if all of the warrants underlying shares of common stock covered hereby are exercised Jesup will receive aggregate proceeds of $3,229,920.36, all of which will be added to Jesup’s working capital.

Corporate Information

We were organized in 2000 under the laws of Florida. Our principal executive office is located at 2170 West State Road 434, Suite 100, Longwood, Florida 32779, telephone number (800) 569-3337.

RISK FACTORS

The securities offered by the Selling Stockholders involve a high degree of risk and should only be purchased by persons who can afford to lose their entire investment. Prospective purchasers should carefully consider, among other things, the following risk factors and the other information in this Prospectus, including our financial statements and the notes to those statements, prior to making an investment decision.

THE EXISTENCE AND TERMS OF OUTSTANDING OPTIONS, WARRANTS, CONVERTIBLE PREFERRED STOCK, STOCK SUBSCRIBED AND CONVERTIBLE DEBT IMPAIRS OUR ABILITY TO RAISE CAPITAL THROUGH SUBSEQUENT DEBT OR EQUITY OFFERINGS AND COULD IMPAIR OUR ABILITY TO OBTAIN ANY FINANCING ON FAVORABLE TERMS.

The existence and the terms of outstanding options, warrants, convertible preferred stock, stock subscribed and convertible debt may adversely affect the terms at which we could obtain capital through additional equity financings. In addition, the terms of our convertible debt impose restrictions on our ability to obtain capital through debt financing. The holders of the options, warrants and convertible preferred stock have the opportunity to profit from a rise in the value or market price of our common stock and to exercise or convert them at a time when we could obtain equity capital on more favorable terms than those contained in these securities. The existence of these securities impairs our ability to raise capital through subsequent equity and debt offerings.

FAILURE OF OUR SECURITIES BROKERAGE SUBSIDIARIES TO MAINTAIN REQUIRED MINIMUM NET CAPITAL MAY SUBJECT THEM TO FINES, PENALTIES AND OTHER SANCTIONS INCLUDING SUSPENSION OR EXPULSION AS BROKER-DEALERS.

Our securities brokerage subsidiaries, Empire Financial Group, Inc. (“EFG”) and Jesup & Lamont Securities Corporation (“JLSC”), are subject to SEC Uniform Net Capital Rule 15c3-l, which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1. Net capital and the related ratio of aggregate indebtedness to net capital, as defined, may fluctuate on a daily basis.

Failure to maintain the required net capital may subject EFG and/or JLSC to suspension or revocation of registration by the SEC and suspension or expulsion by FINRA and other regulatory bodies and ultimately could require EFG’s and/or JLSC’s liquidation. The Net Capital Rule prohibits payments of dividends, redemption of stock, the prepayment of subordinated indebtedness and the making of any unsecured advance or loan to a shareholder, employee or affiliate, if the payment would reduce the Firm’s net capital below a certain level.

At December 31, 2007, EFG reported net capital of $812,456, which was $320,956 above the required net capital of $491,500. At December 31, 2007, JLSC reported net capital of $745,509, which was $645,509 above the required net capital of $100,000.

FAILURE TO MAINTAIN AMERICAN STOCK EXCHANGE LISTING

We cannot assure you that we will be able to continue to satisfy the requirements necessary to remain listed on the American Stock Exchange (“AMEX”) or that the Amex will change its rules or that the AMEX will not take additional actions to delist our common stock. If for any reason, our stock were to be delisted from the AMEX, we may not be able to list our common stock on another national exchange or market. If our common stock is not listed on a national exchange or market, the trading market for our common stock may become illiquid. Upon any such delisting, our common stock could become subject to the penny stock rules of the SEC, which generally are applicable to equity securities with a price of less than $5.00 per share, other than securities registered on certain national securities exchanges provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with bid and ask quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, before a transaction in a penny stock that is not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. As a result of these requirements, if our common stock were to become subject to the penny stock rules, it is likely that the price of our common stock would decline and that our stockholders would find it more difficult to sell their shares.

We are currently out of compliance with certain AMEX standards related to corporate governance requirements relating to the number of independent directors, as disclosed in our report on Form 8-K filed on February 14, 2008.

FAILURE TO SUCCESSFULLY TRANSITION THE LONG ISLAND OFFICE

In March 2007, we acquired the independent office in Long Island. Due to the uncertainty of several factors such as the ability to retain the brokers, market conditions and regulatory factors, there is no assurance that the intangible assets recorded under purchase accounting will not be written down in the future as impaired assets.

WE ARE AT COMPETITIVE DISADVANTAGES TO A NUMBER OF COMPANIES.

Our competitors generally have greater marketing, financial and technical resources than ours. These competitors can offer a wider range of services and financial products than we can. Our competitors also have greater name recognition and more extensive client bases. These competitors may be able to respond more quickly to new or changing opportunities, technologies and client requirements and may be able to undertake more extensive promotional activities, offer more attractive terms to clients and adopt more aggressive pricing policies. Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties or may consolidate to enhance their services and products. We expect that new competitors or alliances among competitors will emerge and may acquire significant market share. We cannot operate successfully, and may not be able to continue to operate, unless we overcome these competitive disadvantages.

CONTROL OF OUR COMPANY BY A SINGLE SHAREHOLDER LIMITS THE POWER OF OTHER SHAREHOLDERS TO INFLUENCE DECISIONS.

EFH Partners and its individual members beneficially own approximately 27% of our outstanding common stock. As a result of their stock ownership EFH Partners can elect all of our directors and approve or disapprove all matters requiring stockholder approval, such as selling substantially all of our assets, merging with another entity or changing our Certificate of Incorporation. EFH Partners’ controlling position effectively limits the voting power of other stockholders. Further, the Chairman of our Board of Directors is also co-managing director of EFH Partners further increasing EFH Partners’ influence over our business and affairs.

THE OCCURRENCE OF LOSSES NOT REFLECTED ON OUR STATEMENT OF FINANCIAL CONDITION COULD REDUCE OUR OPERATING RESULTS AND IMPAIR OUR LIQUIDITY WITHOUT ADEQUATE PRIOR NOTICE TO INVESTORS.

Retail customer transactions are cleared through the clearing brokers on a fully disclosed basis. In the event that customers default in payments of funds or delivery of securities, the clearing brokers may charge the Company for any loss incurred in satisfying the customer’s obligations. Additional credit risk occurs if the clearing brokers of affiliates do not fulfill their obligations. Though we regularly monitor the activity in our customer accounts for compliance with margin requirements, rapid change in market value or lack of liquidity for securities held in margin accounts could impose losses on us. In addition, we have sold securities which we do not currently own and therefore will be obligated to purchase the securities at a future date. We have recorded these obligations in our financial statements at December 31, 2007 at the market values of the securities and will incur a loss if the market value increases subsequent to December 31, 2007. The occurrence of these off balance sheet losses could impair our liquidity and force us to reduce or curtail operations.

CONCENTRATIONS OF CREDIT RISK INCREASE THE RISK OF MATERIAL HARM FROM DEFAULTS.

We are engaged in various trading and brokerage activities in which counterparties primarily include broker-dealers, banks and other financial institutions. In the event counterparties do no fulfill their obligations, we may be exposed to risk. The risk of default depends on the creditworthiness of the counterparty or issuer of the instrument. It is our policy to review, as necessary, the credit standing of each counter-party. Our cash in bank accounts, at times, exceeds the Federal Deposit Insurance Corporation (“FDIC”) insurable limit of $100,000. We have not experienced any previous losses due to this policy. The concentration of these credit risks increases the magnitude of the harm we would suffer in the event of default.

POTENTIAL LOSSES OR SANCTION AS A RESULT OF EMPLOYEE MISCONDUCT

Employee misconduct could result in regulatory sanctions and unanticipated costs to us. Because our business involves handling cash and marketable securities on behalf of our customers, employee misconduct could result in unknown and unmanaged risks or losses. Misconduct by employees could also include binding us to transactions that exceed authorized limits or present unacceptable risks or unauthorized or unsuccessful activities. If these losses are significant they could materially reduce our income and impair our liquidity.

MARKET PRICE FLUCTUATIONS COULD RESULT IN LOST REVENUES TO US AND ADVERSELY AFFECT OUR PROFITABILITY.

Our order execution services involve the purchase and sale of securities predominantly as principal, instead of buying and selling securities as an agent for our customers. As a result, we may own securities or may be required to buy or sell securities to complete customer transactions. During the period that we own the securities or may be required to buy or sell securities, market prices could fluctuate significantly which could result in lost revenues to us and adversely affect our profitability.

TERMINATION OF BUSINESS RELAIONSHIPS BY OUR NETWORK OF INDEPENDENT REGISTERED REPRESENTATIVES

Our independent registered representatives could terminate their relationship with us on little or no notice and could associate with another broker-dealer. The independent registered representatives can transfer their client accounts which could adversely affect our revenues.

ADMINISTRATIVE COSTS ASSOCIATED WITH COMPLIANCE WITH SECTION 404 OF THE SARBANES-OXLEY ACT, WILL REDUCE FUTURE PROFITS AND OUR CASH FLOW. DIFFICULTIES IN COMPLYING WITH SECTION 404 OF THE SARBANES-OXLEY ACT COULD AFFECT OUR MARKET VALUE.

The Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the Securities and Exchange Commission and the American Stock Exchange have imposed various new requirements on public companies, including requiring changes in corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these compliance requirements. Moreover, these rules and regulations increase our legal and financial compliance costs and make some activities more time-consuming and costly.

In particular, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. We are required to perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financing reporting, as required by Section 404 of the Sarbanes-Oxley Act. Beginning in 2009, our independent registered public accounting firm will be required to evaluate and test our internal control over financial reporting, and to issue an opinion on the effectiveness of our internal control over financial reporting. Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal control over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management time on compliance-related issues. We currently do not have an internal audit group, and we will evaluate the need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. If we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline and we could be subject to sanctions or investigations by the Securities and Exchange Commission, the American Stock Exchange or other regulatory authorities, which would require additional financial and management resources. In addition, if we are unable to meet filing deadlines for reports required by the Securities Exchange Act, our securities could be delisted from the American Stock Exchange. If our securities were delisted, trading, if any, in our securities would be conducted in the over the counter market on FINRA’s “OTC Bulletin Board.” Consequently, the liquidity of our securities could be impaired.

FUTURE SALES OR THE POTENTIAL FOR SALE OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK COULD CAUSE THE TRADING PRICE OF OUR COMMON STOCK TO DECLINE.

Sales of a substantial number of shares of our common stock in the public markets, or the perception that these sales may occur, could cause the market price of our stock to decline and could materially impair our ability to raise capital through the sale of additional equity securities. We have 11,106,442 shares of common stock issued and outstanding at December 31, 2007 and an additional 15,153,888 shares of common stock underlying options, warrants, convertible securities, and common stock and warrants subscribed. The exercise or conversion of these securities and the sale of the underlying shares could depress the price of our common stock.

WE MAY ISSUE SHARES OF PREFERRED STOCK IN THE FUTURE, WHICH COULD DEPRESS THE PRICE OF OUR STOCK.

Our corporate charter authorizes us to issue shares of “blank check” preferred stock. Our Board of Directors has the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further shareholder approval.

WE MAY EXPERIENCE SIGNIFICANT FLUCTUATIONS IN OUR QUARTERLY OPERATING RESULTS DUE TO THE NATURE OF OUR BUSINESS AND THEREFORE MAY FAIL TO MEET PROFITABILITY EXPECTATIONS.

Our revenue and operating results may fluctuate from quarter to quarter and from year to year due to a combination of factors, including fluctuating gains and losses in our trading income, turnover in our brokers, and the level of investment banking transactions completed by us and the level of fees we receive from those transactions. Accordingly, our operating results may fluctuate significantly in any particular quarter or year.

WE MAY INCUR SIGNIFICANT LOSSES FROM TRADING AND INVESTMENT ACTIVITIES DUE TO MARKET FLUCTATIONS AND VOLATILITY.

We may maintain trading and investment positions in the equity markets. To the extent that we own securities, i.e., long positions, a downturn in those markets could result in losses from a decline in the value of those long positions. Conversely, to the extent that we have sold securities that we do not own, i.e., short positions, an upturn in those markets could expose us to potentially unlimited losses as we attempt to cover our short positions by acquiring assets in a rising market.

We may from time to time have a trading strategy consisting of holding a long position in one security and a short position in another security from which we expect to earn revenues based on changes in the relative value of the two securities. If, however, the relative value of the two securities changes in a direction or manner that we did not anticipate or against which we are not hedged, we might realize a loss in those paired positions. In addition, we maintain trading positions that can be adversely affected by the level of volatility in the financial markets, i.e., the degree to which trading prices fluctuate over a particular period, in a particular market, regardless of market levels.

OUR BUSINESS COULD BE ADVERSELY AFFECTED BY A DOWNTURN IN THE FINANCIAL MARKETS.

As a securities broker-dealer, our business is materially affected by conditions in the financial markets and economic conditions generally, both in the United States and elsewhere around the world. Many factors or events could lead to a downturn in the financial markets including war, terrorism, natural catastrophes and other types of disasters. These types of events could cause people to begin to lose confidence in the financial markets and their ability to function effectively. If the financial markets are unable to effectively prepare for these types of events and ease public concern over their ability to function, our revenues are likely to decline and our operations will be adversely affected.

OUR REVENUES MAY DECLINE IN ADVERSE MARKET OR ECONOMIC CONDITIONS.

Our investment banking revenues, in the form of financial advisory and underwriting fees, are directly related to the number and size of the transactions in which we participate and therefore may be adversely affected by any downturn in the securities markets. Additionally, downturn in market conditions may lead to a decline in the volume of transactions that we execute for our customers and, therefore, to a decline in the revenues we would otherwise receive from commissions and spreads. Should these adverse financial and economic conditions appear and persist for any extended period of time, we will incur a further decline in transactions and revenues that we receive from commissions and spreads.

WE DEPEND ON OUR SENIOR EMPLOYEES AND THE LOSS OF THEIR SERVICES COULD HARM OUR BUSINESS.

Our success is dependent in large part upon the services of several of our senior executives and employees. We do not maintain and do not intend to obtain key man insurance on the life of any executive or employee. If our senior executives or employees terminate their employment with us and we are unable to find suitable replacements in relatively short periods of time, our operations may be materially and adversely affected.

OUR RISK MANAGEMENT POLICIES AND PROCEDURES MAY LEAVE US EXPOSED TO UNIDENTIFIED RISKS OR AN UNANTICIPATED LEVEL OF RISK.

The policies and procedures we employ to identify, monitor and manage risks may not be fully effective. Some methods of risk management are based on the use of observed historical market behavior. As a result, these methods may not predict future risk exposures, which could be significantly greater than the historical measures indicate. Other risk management methods depend on evaluation of information regarding markets, clients or other matters that are publicly available or otherwise accessible by us. This information may not be accurate, complete, up-to-date or properly evaluated. Management of operational, legal and regulatory risk requires, among other things, policies and procedures to properly record and verify a large number of transactions and events. We cannot assure you that our policies and procedures will effectively and accurately record and verify this information.

We seek to monitor and control our risk exposure through a variety of separate but complementary financial, credit, operational and legal reporting systems. We believe that we effectively evaluate and manage the market, credit and other risks to which we are exposed. Nonetheless, the effectiveness of our ability to manage risk exposure can never be completely or accurately predicted or fully assured. For example, unexpectedly large or rapid movements or disruptions in one or more markets or other unforeseen developments can have a material adverse effect on our results of operations and financial condition.

The consequences of these developments can include losses due to adverse changes in inventory values, decreases in the liquidity of trading positions, higher volatility in earnings, increases in our credit risk to customers as well as to third parties and increases in general systemic risk.

CREDIT RISK EXPOSES US TO LOSSES CAUSED BY FINANCIAL OR OTHER PROBLEMS EXPERIENCED BY THIRD PARTIES.

We are exposed to the risk that third parties that owe us money, securities or other assets will not perform their obligations. These parties include:

•   trading counterparties;

•   customers;

•   clearing agents;

•   exchanges;

•   clearing houses; and

•   other financial intermediaries as well as issuers whose securities we hold.

These parties may default on their obligations owed to us due to bankruptcy, lack of liquidity, operational failure or other reasons. This risk may arise, for example, from:

•   holding securities of third parties;

•   executing securities trades that fail to settle at the required time due to non-delivery by the counterparty or systems failure by clearing agents, exchanges, clearing houses or other financial intermediaries; and

•   extending credit to clients through bridge or margin loans or other arrangements.

Significant failures by third parties to perform their obligations owed to us could adversely affect our revenues and perhaps our ability to borrow in the credit markets.

INTENSE COMPETITION FROM EXISTING AND NEW ENTITIES MAY ADVERSELY AFFECT OUR REVENUES AND PROFITABILITY.

The securities industry is rapidly evolving, intensely competitive and has few barriers to entry. We expect competition to continue and intensify in the future. Many of our competitors have significantly greater financial, technical, marketing and other resources than we do. Some of our competitors also offer a wider range of services and financial products than we do and have greater name recognition and a larger client base. These competitors may be able to respond more quickly to new or changing opportunities, technologies and client requirements. They may also be able to undertake more extensive promotional activities, offer more attractive terms to clients, and adopt more aggressive pricing policies. We may not be able to compete effectively with current or future competitors and competitive pressures faced by us may harm our business.

REPORTS TO SECURITY HOLDERS

We furnish our stockholders with annual reports containing audited financial statements. In addition, we are required to file reports on Forms 8-K, 10-QSB and 10-KSB with the Securities and Exchange Commission.

INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by us with the Securities and Exchange Commission are incorporated in this Prospectus by reference:

(1)	Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2007 filed on April 29, 2008; and

(2)

Each document filed after the date of this Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act but before this offering terminates is incorporated in this Prospectus by reference and is to be treated as part of this Prospectus from the date it was filed. Any statement contained in a document incorporated or deemed to be incorporated in this Prospectus by reference is modified or superseded to the extent that a statement contained in this Prospectus or in any other subsequently filed document which is incorporated in this Prospectus by reference modifies or supersedes such statement.

Upon written or oral request, we will provide, without charge, each person to whom a copy of this Upon written or oral request, we will provide, without charge, each person to whom a copy of this Prospectus is delivered, a copy of any document incorporated by reference in this Prospectus (other than exhibits, unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Jesup & Lamont, Inc., 2170 West State Road 434, Suite 100, Longwood, Florida 32779, telephone number (800) 569-3337, Attention: James Matthew, Chief Financial Officer.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE OF SHARES OF OUR COMMON STOCK COVERED BY THIS PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE OF THIS PROSPECTUS OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY CIRCUMSTANCES IN WHICH THE OFFER OR SOLICITATION IS UNLAWFUL.

FORWARD LOOKING STATEMENTS

This Prospectus contains forward-looking statements based on current expectations, assumptions, estimates and projections about us and the industry in which we operate. We use words such as plans, believes, expects, future, intends and similar expressions to identify forward-looking statements. These forward-looking statements involve numerous risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of factors more fully described elsewhere in this Prospectus. We undertake no obligation to update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

USE OF PROCEEDS

The shares of our common stock offered by this Prospectus are being registered for the account of the Selling Stockholders. We will not receive any of the proceeds from the sale of these shares. However, the shares offered by this Prospectus include 3,308,103 shares underlying warrants. Assuming the exercise of all of these warrants we would receive proceeds of $3,229,920.36 in the aggregate, which we would use for additional working capital.

SELLING STOCK HOLDERS

The following table sets forth the information as to the ownership of our securities by the Selling Stockholders on April 24, 2008. On April 24, 2008, 11,296,286 shares of our common stock were outstanding. Unless otherwise indicated, it is assumed that each Selling Stockholder listed below possesses sole voting and investment power with respect to the shares owned as of such date by the Selling Stockholder, including those issuable upon exercise of warrants or options. In addition, other than indicated below, none of the Selling Stockholders has had a material relationship with us or any of our predecessors or affiliates within the past three years.

A person is deemed to be a beneficial owner of securities that can be acquired by such person within 60 days from the filing of this Prospectus upon the exercise of options and warrants or conversion of convertible securities. Each Selling Stockholder’s percentage ownership is determined by dividing the number of shares beneficially owned by that person by the total number of shares beneficially owned, increased to reflect the shares underlying the options, warrants and convertible securities that are held by such person, but not held by any other person.

Selling Stockholder	Shares Owned Before the Offering	Number of Shares that May Be Sold	Shares to be Owned After the Offering	Percentage of Common Stock Owned After The Offering
ECG Securities Ltd. c/o Alliance Investments SAM Le Panorama AB, 57 Rue Grimaldi Monaco 98000	799,151	747,453 (1)	51,698	*

Sofisco Nominees Limited c/o Alliance Investments SAM Le Panorama AB, 57 Rue Grimaldi Monaco 98000	861,624	861,624 (2)	0	0

Jaronach Pty Limited Australia Square Tower 264-278 George Street Sydney NSW 2000 Australia	825,000	825,000 (3)	0	0

Fort Mason Master, L.P. c/o Fort Mason Capital, LLC, 580 California Street, Suite 1925, San Francisco, CA 94104	14,447	14,447 (4)	0	0

Fort Mason Partners, L.P. c/o Fort Mason Capital, LLC, 580 California Street, Suite 1925, San Francisco, CA 94104	937	937 (5)	0	0

Harvco, LLC 297 Asharoken Avenue Northport, NY 11768	1,240,680	1,240,680 (6)	0	0

Harvey A. McGrath c/o Windels Marx Lane & Mittendorf LLP 156 West 56th Street New York, NY 10019	1,240,680	1,240,680 (7)	0	0

Impala Nominees Limited c/o Alliance Investments SAM Le Panorama AB, 57 Rue Grimaldi Monaco 98000	2,481,360	2,481,360 (8)	0	0

Information concerning the selling stockholders

———————

Less than 1*

(1)

ECG Securities Ltd.’s beneficial ownership includes 249,151 shares underlying warrants, currently exercisable at a price of $1.40 per share. Ronald Scarlett, Director, has voting and dispositive power with respect to shares owned by ECG Securities Ltd.

(2)

Sofisco Nominees Limited’s beneficial ownership includes 287,208 shares underlying warrants, currently exercisable at a price of $1.40 per share. Paul Brown, Director, has voting and dispositive power with respect to shares owned by Sofisco Nominees Limited. Paul Brown disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein, if any.

(3)

Jaronach Pty Limited’s beneficial ownership includes 275,000 shares underlying warrants, currently exercisable at a price of $1.40 per share. Michael Demetrios, General Manager, has voting and dispositive power with respect to shares owned by Jaronach Pty Limited.

(4)

Investment making authority for Fort Mason Master, L.P. is vested in Daniel German, managing member of its general partner, Fort Mason Capital, LLC. Fort Mason Master, L.P.’s beneficial ownership of common stock includes 14,447 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share. Fort Mason Capital, LLC and Mr. German each disclaim beneficial ownership of such shares, except to the extent of his or its pecuniary interest therein, if any.

(5)

Investment making authority for Fort Mason Partners, L.P. is vested in Daniel German, managing member of its general partner, Fort Mason Capital, LLC. Fort Mason Partners, L.P.’s beneficial ownership of common stock includes 937 shares underlying warrants, exercisable within 60 days of the date of this prospectus, at an exercise price of $4.50 per share. Fort Mason Capital, LLC and Mr. German each disclaim beneficial ownership of such shares, except to the extent of his or its pecuniary interest therein, if any.

(6)

Harvco, LLC’s beneficial ownership includes 620,340 shares underlying Series G Convertible Preferred Stock and 620,340 shares underlying warrants, currently exercisable at a price of $0.816 per share. Daniel J. Barnett, managing member, has voting and dispositive power with respect to shares owned by Harvco, LLC.

(7)

Harvey A. McGrath’s beneficial ownership includes 620,340 shares underlying Series G Convertible Preferred Stock and 620,340 shares underlying warrants, currently exercisable at a price of $0.816 per share.

(8)

Impala Nominees Limited’s beneficial ownership includes 1,240,680 shares underlying Series G Convertible Preferred Stock and 1,240,680 shares underlying warrants, currently exercisable at a price of $0.816 per share. Paul Brown, Director, has voting and dispositive power with respect to shares owned by Impala Nominees Limited. Paul Brown disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein, if any.

The 7,412,181 shares of common stock being offered pursuant to this prospectus, or the warrants and preferred stock underlying some of those shares, were sold to the selling stockholders named in the above table in the following transactions:

A.	2,434,077 Shares

2,434,077 shares of common stock (including 811,359 shares issuable upon exercise of warrants) were sold by us to the following three third party institutional accredited investors in August, 2007, in a $2,000,000.00 private placement of units, each unit consisting of two shares of Common Stock and one warrant, exercisable for five years, to purchase one share of common stock for $1.40 per share:

Sofisco Nominees Limited

ECG Securities Ltd.

Jaronach Pty Ltd.

B.	4,962,720 Shares

4,962,720 Shares of common stock (including 2,481,360 shares issuable upon exercise of warrants and 2,481,360 shares issuable upon conversion of Series G Convertible Preferred Stock), were sold by us to the following three third party accredited investors in a March, 2008 in a $2,000,000.00 private placement of units, each unit consisting of one share of Series G Convertible Preferred Stock, initially convertible into 1,470 shares of common stock, and warrants, exercisable for five years, to purchase 1,470 shares of common stock at $0.816 per share:

Harvco, LLC

Harvey A. McGrath

Impala Nominees Limited

C.	15,384 Shares

15,384 shares of common stock issuable upon exercise of warrants, each to purchase one share of common stock at an exercise price of $4.50 per share, previously owned by a third party accredited institutional investor and transferred by that investor to the following two third party accredited institutional investors in a private transaction in November, 2007:

Fort Mason Master, L.P.

Fort Mason Partners, L.P.

The shares issued or to be issued in each of the above transactions were sold or will be sold to a limited number of accredited and/or financially sophisticated investors who took for investment and without a view towards distribution. All of the shares of common stock and the other underlying securities were imprinted with an appropriate Securities Act legend and all shares of common stock which may be issued on the exercise of options and warrants or the conversion of preferred stock will bear such legend. The issuance of all shares was, or on issuance will be, exempt from registration under the Securities Act pursuant to the exemptions provided by sections 4(2) and 4(6) of the Act and Regulation D thereunder.

PLAN OF DISTRIBUTION

Each Selling Stockholder of the common stock and any of their donees, pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the American Stock Exchange or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this Prospectus is a part;
•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this Prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this Prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this Prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this Prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(b) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this Prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this Prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Morse, Zelnick, Rose & Lander, LLP, 405 Park Avenue, New York, New York 10022 will deliver an opinion that the issuance of the shares covered by this Prospectus has been approved by our Board of Directors and that such shares, when issued, will be fully paid and non-assessable under Florida law.

EXPERTS

The consolidated financial statements of Jesup & Lamont, Inc., and subsidiaries as of and for the year ended December 31, 2007 appearing in Jesup & Lamont, Inc.’s annual report on Form 10-KSB/A for the year ended December 31, 2007 have been audited by Miller, Ellin & Company, LLP, an independent registered public accounting firm, as set forth in their report thereon dated March 28, 2008, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The consolidated financial statements of Jesup & Lamont, Inc., and subsidiaries (under its previous name, Empire Financial Holding Company) as of and for the year ended December 31, 2006, appearing in Jesup & Lamont, Inc.’s annual report on Form 10-KSB for the year ended December 31, 2006 (as filed under its previous name, Empire Financial Holding Company) have been audited by Miller, Ellin & Company, LLP, as set forth in their report thereon dated, March 29, 2007, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INTEREST OF NAMED EXPERT AND COUNSEL

Members or affiliates to Morse, Zelnick, Rose & Lander, LLP own, in the aggregate, 23,450 issued and outstanding shares of our common stock.

7,412,181 Shares

Common Stock

JESUP & LAMONT, INC.

———————

PROSPECTUS

———————

May ##, 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

We agreed to register the re-offer and re-sale of the shares of our common stock and the warrants and debentures covered by this Prospectus by filing the registration statement which this Prospectus is a part under the Securities Act and the securities laws of the states. We agreed to pay all the expenses and fees incurred in connection with the preparation, filing and modification or amendment of the registration statements except for selling commissions. These expenses are estimated at $30,275.10, as follows:

SEC registration fee	$275.10
Accounting fees and expenses	$15,000.00
Legal fees and expenses	$15,000.00
Total	$30,275.10

Item 15. Indemnification of Directors and Officers

Our Certificate of Incorporation provides that a director will not be personally liable to us or to our shareholders for monetary damages for breach of fiduciary duty as a director, including breaches which constitute gross negligence. Our Certificate of Incorporation also provides that we shall indemnify any present or former officer, director, employee or agent of ours to the fullest extent authorized by law. In addition, we have an indemnification agreement with our directors and executive officers that provides mandatory indemnification by the Company from and against claims, damages, expenses (including attorney’s fees), judgments, fines, amounts paid in settlement and all other liabilities actually and reasonably incurred in actions or suits other than by or in the right of the Company, and, in actions or suits by or in the right of the Company, against any and all expenses (including attorney’s fees) and amounts paid in settlement actually and reasonably incurred.

These provisions do not eliminate or limit the liability of a director:

•	for breach of his or her duty of loyalty to us or to our stockholders;
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	under Section 607.0834 of the Florida Business Corporation Act (relating to unlawful distributions to shareholders);
•	for violation of a criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; or
•	for any transaction from which the director derived an improper benefit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to our Certificate of Incorporation, Bylaws and the Florida Business Corporation Act, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

Item 16. Exhibits

Exhibit No.	Description
4.4	Articles of Amendment designating Series G Convertible Preferred Stock, effective March 28, 2008 (1)
5.1	Opinion of Morse, Zelnick, Rose & Lander, LLP*
10.15	Form of Warrant issued in connection with Securities Purchase Agreement dated as of March 10, 2006 (2)
10.25	Form of Subscription Agreement dated August 20, 2007 (3)
10.26	Form of Warrant issuable in connection with Subscription Agreement dated August 20, 2007 (3)
10.27	Form of Subscription Agreement dated as of March 3, 2008 (4)
23.1	Consent of Miller, Ellin & Company, LLP*
23.2	Consent of Morse, Zelnick, Rose & Lander, LLP (included in Exhibit 5.1)
24	Power of Attorney (included on signature page)

____________

(1)	Incorporated by reference from the exhibits filed with the Company’s initial filing of its Annual Report on Form 10-KSB for the year ended December 31, 2007, on March 31, 2008.
(2)	Incorporated by reference from the exhibits filed with the Company’s Current Report on Form 8-K filed on March 17, 2006.
(3)	Incorporated by reference from the exhibits filed with the Company’s Current Report on Form 8-K filed on August 24, 2007.
(4)	Incorporated by reference from the exhibits filed with the Company’s Current Report on Form 8-K filed on March 12, 2008.

* filed herewith

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(a)(1)    To file, during any period in which it offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a) (3) of the Securities Act;
(ii)

To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

To include any additional or changed material information on the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)       For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement relating to the securities then being offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering of such securities.

(3)       To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the undersigned Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of this Registration Statement, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(5)       For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer to sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§230.424)
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer;
(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provide by or on behalf of the undersigned small business issuer; and,

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b)       The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longwood, State of Florida on April 30, 2008.

JESUP & LAMONT, INC.

By:	/s/ DONALD A. WOJNOWSKI, JR.
Donald A. Wojnowski, Jr.
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint Donald A. Wojnowski, Jr. and Stephen A. Zelnick, and each of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places, steads, in any and all capacities, to sign this Registration Statement to be filed with the Securities and Exchange Commission and any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the day of April 30, 2008.

Signature	Title

/s/ DONALD A. WOJNOWSKI, JR. Donald A. Wojnowski, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ JAMES M. MATTHEW James M. Matthew	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ STEVEN M. RABINOVICI Steven M. Rabinovici	Director

/s/ JOHN C. RUDY John C. Rudy	Director